contract of guaranty

(Apply to the guarantor as a natural person)

Contract No.: 0304202010296623 BZ-1

The Guarantor (Party A): Zhan jie

dwelling place: 208, Yanxi Guangxin Road, Yongan City, Fujian Province

Certificate name and certificate number: Id. No.: 350481198607132015

Creditors (Party B): Xiamen International Bank Co., Ltd. Xiamen Branch

dwelling place: Unit 1A, 1B, 2A and 2B, Xingang Square, No.10, Hubin North Road, Siming District, Xiamen City

Important: This Contract is concluded by the parties on an equal and voluntary basis in accordance with relevant laws and regulations. All the terms of the contract are true expressions of the intention of the parties. In order to fully safeguard the legal rights of the guarantor, the creditor hereby requests the guarantor to carefully read the terms of the contract, especially the black part thereof, and pay full attention to its contents. If you have any questions or ambiguity, please timely consult the creditors and professional institutions or professionals.

In order to ensure that Xiamen star fashion culture media co., LTD. (hereinafter referred to as "debtor") signed with party b number 0304202010296623 the working capital loan contract (hereinafter referred to as the "main contract"), guarantee the realization of party b's creditor's rights, party a and spouse (if any) is willing to the debtor and party b in accordance with the main contract of all the joint liability guarantee. In order to clarify the economic responsibilities of the parties, they hereby enter into this contract as follows:

Article 1. Mode of guarantee

Party A shall provide the joint and several liability guarantee. Party A confirms that when the debtor fails to perform its debts in accordance with the principal contract, Party B has the right to directly require Party A to undertake the liability of the guarantee without disposal or recourse, including but not limited to any guarantee, mortgage, pledge, guarantee and standby guarantee) for the claims under the principal Contract, Party A shall not exercise the right of recourse against Party B.

Article 2 Scope of guarantee

All debt principal under the main contract (capital of currency amount) RMB eight million yuan only And interest (including overdue penalty interest and compound interest), liquidated damages, compensation and Party BExpenses incurred by the current creditor's right (including but not limited to litigation costs, arbitration fee, attorney's fee, property preservation fee, travel fee, execution fee, appraisal fee, auction fee, etc.).

Article 3. Guarantee Period

Two years from the effective date of this Contract to the expiration date of the obligations under the Master Contract. If Party A agrees to extend the term of the creditor's right, the guarantee period shall be two years from the expiration date of the debt performance term again agreed upon in the extension agreement or supplementary agreement.

Article 4 Change of the master contract guaranteed by the guarantor

Party A confirms that if Party B and the debtor agree to change the main contract terms, party B need not obtain the consent of Party A, and Party A guarantees that the liability will not be affected. However, if it is necessary to extend the debt performance period or increase the principal amount of the creditor's right, the written consent of Party A shall be obtained.

Article 5 Independence of the validity of contracts

The validity of this contract is independent of the master contract, and the invalidity of the master contract shall not affect the validity of this contract. If the master contract is confirmed to be invalid, Party A shall be jointly and severally

liable for the debts caused by the debtor's return of property or compensation for losses.

Article 6 Bear the guaranty liability in advance

If Party B requires the debt to be due in advance according to the provisions of the master contract, Party A shall bear the guarantee on the early due date

Certificate liability.

Article 7 Collection of the amounts payable

Party A agrees and authorizes Party B to transfer all the accounts opened by Party A in the branches of Xiamen International Bank Co., Ltd. Such funds may be the original currency of the loan or other currencies converted into the original currency of the loan.

Article 8 Other terms as agreed upon by both parties

8.1 During the term of this Contract, if the debtor has merger, division, shareholding reform, capital increase, decrease, joint venture, joint venture, name change, etc., Party A's guarantee liability shall not be reduced or exempted.

8.2 Party A is obliged to supervise the use of the loan by the debtor and to supervise the debtor to repay the loan in full on time as agreed in the master contract.

8.3 If Party B fails to exercise any rights under the Master Contract, or gives any tolerance, concession, accommodation or delay, it shall not be deemed to have abandoned part or all of this guarantee.

8.4 If Party B transfers in part or all of the rights under the Main Contract to a third party, the transferee shall acquire the security interest hereunder related to the creditor's rights.

8.5 During the warranty period, if Party A dies or loses civil capacity and fails to continue to perform this Contract, any breach of contract shall be deemed as occurring:

8.6 If Party A is involved in criminal cases, litigation, arbitration or disputes and adversely affects its guarantee ability, Party A shall immediately notify Party B.

8.7 Party A warrants that it will not sell or transfer the property to others for any reason during the warranty period.

8.8 Terms of service

The parties to this contract confirm the following address and way for party b notify party a loan related matters and the debt / guarantee obligations of collection and litigation (arbitration), execution and non litigation case file (including but not limited to preservation before litigation, first instance, second trial, retrial and other stages of litigation documents, notarization documents, arbitration documents, execution documents, the trial documents, all

kinds of notice, evaluation report, materials, etc.) of service address and way:

To: Zhan Jie, mailing address: 208, Yanxi Guangxin Road, Yongan City, Fujian Provincezip code:, Tel: 15859898659

Party A (agrees or not) shall accept the delivery of electronic documents, email address: / Electronic service has the same legal effect as written service.

After the above legal documents are sent, except for party A (or the legal representative himself), the office, mail room, property security guards, company colleagues and other adults living with them shall also be deemed to have been served. Party A agrees that the following dates shall be deemed as the date of service: if the letter is sent, within three days (calendar days) after the registration or express mail; if the special person, on the date when the recipient signs for the letter, from the successful date of E-mail delivery. If Party A refuses to accept it, it shall be deemed to have been delivered within three days (calendar days) after the document is sent.

If the above delivery address and method are changed, Party A shall timely notify Party B, the court, arbitration committee, notary office and other relevant departments in writing within three days (calendar days) from the date of the change, and reconfirm the address and method of delivery in writing. Before Party B and the relevant departments receive the valid notice of the change of address, the above service address shall remain

To be deemed to be the valid service address of Party A. In case of any matter required to notify Party A, Party B may also post a notice, online banking, mobile banking, telephone, SMS and other methods on Party B's website.

Article 9 Application of law and dispute resolution

The conclusion, validity, interpretation, performance and dispute settlement of this Contract shall be governed by the laws of the People's Republic of China (excluding the laws of Hong Kong, Macao Special Administrative Region and Taiwan Region). Any dispute or dispute arising from or in connection with this Contract shall be settled by both parties through negotiation. If no agreement is reached through negotiation, it shall be under the jurisdiction of the people's court where Party B is located.

During the litigation, the provisions of this contract that does not involve the disputed part of the contract shall still be performed.

Article 10. Effectiveness of the contract

This contract shall come into force from the date when the signatory sign or seal by both parties. This contract is made in the original form_Three copies, one by Party A and two by Party B, with the same legal effect.

Article 11, the declaration clause

11.1 Party A has carefully read all the terms of this Contract and paid special attention to the blackened clauses of this contract. At the request of Party A, Party B has made relevant provisions of this Contract. Party A has fully understood and fully understood the meaning of this contract terms and the corresponding legal consequences, and voluntarily signs this Contract.

11.2 Any dispute between Party A and the debtor shall have nothing to do with Party B. 11.3 Party A has the right to sign this Contract.

first party:

Signature and seal of the guarantor (himself)

ID card or Passport number: 350481198607132015

I have carefully read and fully understood all the terms of this contract before signing the contract.

签字日期:2020 年 10 月 30 日

Signature of the guarantor (spouse):

ID card or passport number: 350481198811071029

I have carefully read and fully understood all the terms of this contract before signing the contract.

签字日期:2020 年 10 月 30 日

No spouse statement: (only if the guarantor has no spouse)

The guarantor hereby wishes to declare that my current marital status is__________/__________(Unmarried / divorced not remarried / widowed not remarried). I warrant that the situation is true and that I shall bear all legal and economic responsibilities arising therefrom.

signature of bearer:

Date: / year / month / day

second

Signature date: October 29, 2020

Signature place: Siming District, Xiamen City

eyewitness:__________

addendum

(stock inventory)

Guarantor and their spouses: Zhan Jie and Tang Xiaohuan

Main property status:

1. Bank deposits	(1) Deposit bank	/
	amount of money	/
	Deposit account number or CD number	/
	(2) Deposit bank	/
	amount of money	/
	Deposit account number or CD number	/
2. Real estate	(1) Address and name of the seat	/
	Property owner (including co-owner)	/
	(2) Location address and name	/
	Property owner (including co-owner)	/
3. Transportation vehicles	(1) License plate number	/
	Owner's name	/
	(2) License plate number	/
	Owner's name	1
4. Investment category	(1) Industry name	/
	Equity share	/

(industrial assets)		
5, Other	/	/